UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0287750
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado	80265
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

ITEM 1	DESCRIPTION OF SECURITIES TO BE REGISTERED.

A complete description of the common stock, par value $0.01 per share, of QEP Resources, Inc. (the “Company”) to be registered hereunder is contained under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.” in the Form 8-K/12g-3 (File No. 000-30321) of the Company, filed with the Securities and Exchange Commission on May 24, 2010. Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

ITEM 2.	EXHIBITS

1.	Certificate of Incorporation of the Company dated May 18, 2010 (incorporated by reference to Exhibit 3.1 of QEP Resources, Inc.’s Current Report on Form 8-K/12g-3 filed May 24, 2010).

2.	Amended and Restated Bylaws of the Company, deemed effective May 18, 2010 (incorporated by reference to Exhibit 3.2 of QEP Resources, Inc.’s Current Report on Form 8-K/12g-3 filed May 24, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

QEP RESOURCES, INC.

Date: June 15, 2010	/S/ CHARLES B. STANLEY
Charles B. Stanley
President and Chief Executive Officer